                                                                    EXHIBIT 99.1

                                                               ICCMIC

FOR IMMEDIATE RELEASE


 IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP. ANNOUNCES SECOND QUARTER
                                  1998 RESULTS


     LOS ANGELES, CALIFORNIA, July 31, 1998. Imperial Credit Commercial Mortgage Investment Corp. (Nasdaq: ICMI) today reported net earnings of $9.2 million, or $0.27 per share (on both a basic and diluted basis) for the quarter ended June 30, 1998. Net earnings for the six months ended June 30, 1998 aggregated $17.0 million or $0.49 per share (on both a basic and diluted basis).

     The Company's second quarter results and financial position are summarized as follows (dollars in thousands, except per share data):

Operating Results:         Amount    Per Share/(A)/   Per Diluted Share/(B)/
-----------------          ------    --------------   ----------------------
Net earnings               $9,178         $0.27               $0.27
Funds from operations      $9,420         $0.27               $0.27
Dividends (C)              $9,660         $0.28                 n/a

Summary of Financial Position:
-----------------------------

 Cash and cash equivalents                       $  5,169
 Securities available-for-sale                     64,916
 Mortgage loans, net                              534,545
 Real property, net                                84,453
 Other assets                                       6,602
                                                 --------
           Total Assets                          $695,685
                                                 ========

 Liabilities                                     $ 14,838
 Debt                                             201,580
 Total Stockholders' Equity                       479,267
                                                 --------
 Total Liabilities and
            Stockholders' Equity                 $695,685
                                                 ========

Per share amounts are based on (A) basic weighted average common shares outstanding and (B) diluted weighted average common shares outstanding, including common stock equivalents. The Company declared a dividend (C) in June 1998 for the second quarter, which was paid on July 23, 1998.

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

     Annualized asset yields for the second quarter were 8.41% for mortgage loans, net of servicing fees, 10.81% for securities available-for-sale and 4.68% for interest bearing deposits. The overall annualized portfolio yield for the quarter was 8.65%.

     During the second quarter, the Company acquired $215 million directly or through its wholly-owned subsidiaries in a number of acquisition transactions. These investments included $130 million of mortgage loans and $85 million of real property.

     The Company acquired $93 million of performing multifamily and commercial mortgage loans from Southern Pacific Bank, a wholly-owned subsidiary of Imperial Credit Industries, Inc. (Nasdaq: ICII), and $55 million in performing mortgage loans from Franchise Mortgage Acceptance Corp. (Nasdaq: FMAX), an affiliate of the Company's manager, of which FMAX subsequently called and repurchased $21 million. The Company also funded an additional $1 million under a previously announced $20 million first mortgage loan facility provided to On Stage Entertainment, Inc.

     The Company added to its real property investments by acquiring The Terraces, a 178,000 square foot shopping center in Palos Verdes, California, The Atrium Tower, a 149,000 square foot office building in Las Vegas, Nevada, Mission Marketplace a 343,000 square foot shopping center in Oceanside, California and fourteen properties in Arizona, Texas and New Mexico subject to a "triple-net" lease with Ugly Duckling Corporation.

     The Company borrowed $167 million under its existing lines of credit in conjunction with these acquisitions and the real property assets were acquired subject to $35 million of existing first mortgage loans.

     Subsequent to the end of the second quarter, the Company acquired a 108,000 square foot office complex in a suburb of Paris, France and closed a $30 million loan facility for a residential tower in Miami Beach, Florida.

     The Board of Directors of the Company has authorized the Company to purchase up to 3,000,000 shares of its common stock over an unspecified period of time. Purchases made under the share repurchase program would be funded primarily from cash flow and bank borrowings.

     Imperial Credit Commercial Mortgage Investment Corp. is a hybrid real estate investment trust that invests primarily in performing multifamily and commercial mortgage loans, real property and interests in multifamily and commercial mortgage-backed securities. The Company is managed by Imperial Credit Commercial Asset Management Corp., a wholly-owned subsidiary of Imperial Credit Industries, Inc.

     Set forth below are the Company's consolidated balance sheets as of June 30, 1998 and December 31, 1997 and statements of earnings for the three and six months ended June 30, 1998. Amounts are expressed in thousands, except for share data.

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              IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.
                          Consolidated Balance Sheets

ASSETS                                                        6/30/98          12/31/97
                                                             --------         ---------
Cash and interest bearing deposits                           $  5,169          $ 11,902
Repurchase agreements                                               0           148,711
Securities available-for-sale, at estimated fair value         64,916            59,321
Mortgage loans, net of loan loss allowance of $1,827          534,545           272,009
Accrued interest receivable                                     5,085             2,085
Real property, net                                             84,453                 0
Other assets                                                    1,517             1,109
                                                             --------          --------
     TOTAL ASSETS                                            $695,685          $495,137
                                                             ========          ========

LIABILITIES
Dividends and distributions payable                          $  9,660          $  4,485
Accrued expenses, payables and other liabilities                5,178            10,950
Borrowings under secured warehouse facility                   167,000                 0
Mortgage loans secured by real property                        34,580                 0
                                                             --------          --------
     Total Liabilities                                        216,418            15,435
                                                             --------          --------

STOCKHOLDERS' EQUITY
Common stock, $.0001 par value,
  Authorized 500,000,000 shares,
  34,500,000 shares issued and outstanding                          3                 3
Additional paid-in capital                                    481,856           481,856
Accumulated other comprehensive income                            648               169
Distributions in excess of earnings                            (3,240)           (2,326)
                                                             --------          --------
     Total Stockholders' Equity                               479,267           479,702
                                                             --------          --------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $695,685          $495,137
                                                             ========          ========

              IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.
                      Consolidated Statements of Earnings

                                                             THREE MONTHS        SIX MONTHS
                                                             ENDED 6/30/98      ENDED 6/30/98
                                                             -------------      -------------
INTEREST INCOME
Mortgage loans                                                  $10,158           $16,131
Repurchase agreements and interest bearing deposits                  67             2,186
Securities available-for-sale                                     1,611             3,065
                                                                -------           -------
     Total Interest Income                                       11,836            21,382
REAL PROPERTY RENTAL INCOME                                         993               993
                                                                -------           -------
     Total Income                                                12,829            22,375
                                                                -------           -------

OPERATING EXPENSES
Management fees                                                   1,365             2,565
Interest expense                                                  1,034             1,034
Depreciation of real property                                       242               242
Real property operating expenses                                    214               214
Due diligence expenses                                              374               524
Provision for loan losses                                           100               100
Other                                                               322               670
                                                                -------           -------
  Total Expenses                                                  3,651             5,349
                                                                -------           -------
     NET EARNINGS                                               $ 9,178           $17,026
                                                                =======           =======

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

EARNINGS PER SHARE
Basic                                                        $      0.27        $      0.49
Diluted                                                      $      0.27        $      0.49

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic                                                         34,500,000         34,500,000
Diluted                                                       34,500,000         34,535,084

     Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as "may," "will," "intend," "should," "expect," "anticipate," "estimate" or "continue" or the negatives thereof or other comparable terminology. The Company's actual results could differ materially from those anticipated in such forward-looking statements due to a variety of factors, including, but not limited to, changes in national, regional or local economic environments, competitive products and pricing, government fiscal and monetary policies, changes in prevailing interest rates, the course of negotiations, the fulfillment of contractual conditions, factors inherent to the valuation and pricing of interests in commercial mortgage-backed securities, other factors generally understood to affect the real estate acquisition, mortgage and leasing markets and security investments, the other risks detailed in the Company's Registration Statement on Form S-11, as amended, filed with the Securities and Exchange Commission (the "SEC"), the Company's 1997 Annual Report on Form 10-K filed with the SEC on March 31, 1998 and other filings made by the Company with the SEC.

     The Company will hold a teleconference on Friday, July 31, 1998 at 10:00 A.M. Pacific Time, 1:00 P.M. Eastern Time. The phone number for the teleconference is (719) 457-2625 and confirmation code is 513286. To access a replay of the teleconference, please call (719) 457-0820 on or before August 4, 1998.

     For further information, please contact Michael Meltzer, Chief Financial Officer, at (310) 231-5906 or Karen Montandon, Investor Relations, at (310) 791-8022.

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